As filed with the Securities and Exchange Commission on February 14, 2007.

Registration No. 333-138178

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4
to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDALEX HOLDINGS FINANCE, INC.*

(Exact name of registrant as specified in its charter)

Delaware	3350	20-4065041
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)
75 Tri-State International, Suite 450 Lincolnshire, IL 60069 Telephone: (847) 810-3000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Timothy R.J. Stubbs President and Chief Executive Officer Indalex Holdings Finance, Inc. 75 Tri-State International, Suite 450 Lincolnshire, IL 60069 Telephone: (847) 810-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Rowe
Carol Anne Huff
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

*       The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment No 4 to the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-138178) is being filed solely for the purpose of filing Exhibits 5.1 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Indalex Holdings Finance, Inc. Certificate of Incorporation and Bylaws

Indalex Holdings Finance, Inc.’s certificate of incorporation provides that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of Indalex Holdings Finance, Inc. or is or was serving at the request of Indalex Holdings Finance, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Indalex Holdings Finance, Inc. to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Indalex Holdings Finance, Inc. to provide broader indemnification rights than said law permitted Indalex Holdings Finance, Inc. to provide prior to such amendment) against all cost, expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the certificate of incorporation, Indalex Holdings Finance, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Indalex Holdings Finance, Inc. Indalex Holdings Finance, Inc. may, by action of the board of directors, provide indemnification to employees and agents of Indalex Holdings Finance, Inc. with the same scope and effect as the foregoing indemnification of directors and officers.

Indalex Holding Corp. Certificate of Incorporation and Bylaws

Indalex Holding Corp.’s certificate of incorporation provides that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of Indalex Holding Corp. or is or was serving at the request of Indalex Holding Corp. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Indalex Holding Corp. to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Indalex Holding Corp. to provide broader indemnification rights than said law permitted Indalex Holding Corp. to provide prior to such amendment) against all cost, expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the certificate of incorporation, Indalex Holding Corp. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Indalex Holding Corp. Indalex Holding Corp. may, by action of the board of directors, provide indemnification to employees and agents of Indalex Holding Corp. with the same scope and effect as the foregoing indemnification of directors and officers.

Other Registrants

The other registrants are organized in Delaware, Tennessee and Wisconsin. Indemnification of such registrants’ directors and officers provided by applicable law, by the registrants’ organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of Indalex Holdings Finance, Inc.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits.

The attached Exhibit Index is incorporated herein by reference.

Financial Statement Schedules.

Schedule II—Valuation and Qualifying Accounts

The following financial statement schedules are included in this Registration Statement:

Financial Statement Schedule
Three Years Ended December 31, 2005

Accounts Receivable Allowances:

Balance December 29, 2002	$4,821
Provisions charged to income	1,187
Deductions from reserves	(1,911)
Balance December 31, 2003	4,097
Provisions charged to income	2,695
Deductions from reserves	(1,309)
Ending Balance, 12/31/04	5,483
Provisions	1,156
Deductions	(2,399)
Ending Balance, 12/31/05	$4,240

*       Deductions includes uncollectible accounts written off, recoveries, translation adjustments and acquisition adjustments.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 22.         UNDERTAKINGS.

(a)           The undersigned hereby undertake:

(i)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(C)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)           The undersigned hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(d)          The undersigned hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indalex Holdings Finance, Inc., a Delaware corporation, has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on February 13, 2007.

INDALEX HOLDINGS FINANCE, INC.
By:	*
	Name:	Timothy R.J. Stubbs
	Title:	President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on February 13, 2007.

Signature	Title
*	President, Chief Executive Officer
Timothy R.J. Stubbs	(principal executive officer) and Director
/s/ MICHAEL E. ALGER	Executive Vice President, Secretary, Treasurer,
Michael E. Alger	Chief Financial Officer (principal financial and accounting officer) and Director
*	Director
Clarence E. Terry
*	Director
F. Dixon McElwee Jr.
*	Director
M. Steven Liff

*       The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above-named officers and directors of Indalex Holdings Finance, Inc. and previously filed with the Securities and Exchange Commission.

/s/ MICHAEL E. ALGER
Michael E. Alger
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indalex Holding Corp., a Delaware corporation, has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on February 13, 2007.

INDALEX HOLDING CORP.
By:	*
	Name:	Timothy R.J. Stubbs
	Title:	President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on February 13, 2007.

Signature	Title
*	President, Chief Executive Officer
Timothy R.J. Stubbs	(principal executive officer) and Director
/s/ MICHAEL E. ALGER	Executive Vice President, Secretary, Treasurer,
Michael E. Alger	Chief Financial Officer (principal financial and accounting officer) and Director
*	Director
Clarence E. Terry
*	Director
F. Dixon McElwee Jr.
*	Director
M. Steven Liff

*       The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above-named officers and directors of Indalex Holding Corp. and previously filed with the Securities and Exchange Commission.

/s/ MICHAEL E. ALGER
Michael E. Alger
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indalex Inc., a Delaware corporation, has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on February 13, 2007.

INDALEX INC.
By:	*
	Name:	Timothy R.J. Stubbs
	Title:	President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on February 13, 2007.

Signature	Title
*	President and Chief Executive Officer
Timothy R.J. Stubbs	(principal executive officer) and Director
/s/ MICHAEL E. ALGER	Executive Vice President, Secretary, Treasurer,
Michael E. Alger	Chief Financial Officer (principal financial and accounting officer) and Director
*	Director
Clarence E. Terry
*	Director
F. Dixon McElwee Jr.
*	Director
M. Steven Liff

*       The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above-named officers and directors of Indalex Inc. and previously filed with the Securities and Exchange Commission.

/s/ MICHAEL E. ALGER
Michael E. Alger
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caradon Lebanon Inc., a Tennessee corporation, has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on February 13, 2007.

CARADON LEBANON INC.
By:	*
	Name:	Timothy R.J. Stubbs
	Title:	President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on February 13, 2007.

Signature	Title
*	President and Chief Executive Officer
Timothy R.J. Stubbs	(principal executive officer) and Director
/s/ MICHAEL E. ALGER	Executive Vice President, Secretary, Treasurer,
Michael E. Alger	Chief Financial Officer (principal financial and accounting officer) and Director
*	Director
Clarence E. Terry
*	Director
F. Dixon McElwee Jr.
*	Director
M. Steven Liff

*       The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above-named officers and directors of Caradon Lebanon Inc. and previously filed with the Securities and Exchange Commission.

/s/ MICHAEL E. ALGER
Michael E. Alger
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dolton Aluminum Company, Inc., a Wisconsin corporation, has duly caused this Amendment No.4  to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on February 13, 2007.

DOLTON ALUMINUM COMPANY, INC.
By:	*
	Name:	Timothy R.J. Stubbs
	Title:	President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on February 13, 2007.

Signature	Title
*	President and Chief Executive Officer
Timothy R.J. Stubbs	(principal executive officer) and Director
/s/ MICHAEL E. ALGER	Executive Vice President, Secretary, Treasurer,
Michael E. Alger	Chief Financial Officer (principal financial and accounting officer) and Director
*	Director
Clarence E. Terry
*	Director
F. Dixon McElwee Jr.
*	Director
M. Steven Liff

*       The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above-named officers and directors of Dolton Aluminum Company, Inc. and previously filed with the Securities and Exchange Commission.

/s/ MICHAEL E. ALGER
Michael E. Alger
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1

Purchase Agreement, dated January 30, 2006, among Indalex Holding Corp., Indalex Holdings Finance, Inc. and J.P. Morgan Securities Inc., on behalf of itself and as representative of Harris Nesbitt Corp., Credit Suisse Securities (USA) LLC, Piper Jaffray & Co. and Morgan Joseph & Co. Inc.*

2.1	Stock Purchase Agreement, dated September 16, 2005, among Indalex Holding Corp., Novar USA Holdings Inc., Novar Overseas Holdings B.V. and Honeywell International Inc.*
3.1	Amended and Restated Certificate of Incorporation of Indalex Holdings Finance, Inc.*
3.2	By-laws of Indalex Holdings Finance, Inc.*
3.3	Amended and Restated Certificate of Incorporation of Indalex Holding Corp.*
3.4	By-Laws of Indalex Holding Corp.*
3.5	Restated Certificate of Incorporation of Indalex Inc.*
3.6	Amended and Restated By-Laws of Indalex Inc.*
3.7	Charter of Caradon Lebanon Inc.*
3.8	Bylaws of Caradon Lebanon Inc.*
3.9	Articles of Incorporation of Dolton Aluminum Company, Inc.*
3.10	By-Laws of Dolton Aluminum Company, Inc.*
4.1	Indenture, dated as of February 2, 2006, among Indalex Holding Corp., the note guarantors named therein and U.S. Bank National Association, as trustee.*
4.2

Registration Rights Agreement, dated February 2, 2006, among Indalex Holding Corp., the note guarantors named therein and J.P. Morgan Securities Inc., on behalf of itself and as representative of Harris Nesbitt Corp., Credit Suisse Securities (USA) LLC, Piper Jaffray & Co. and Morgan Joseph & Co. Inc.*

4.3	Form of Senior Note (attached as exhibit to Exhibit 4.1).*
4.4	Security Agreement, dated February 2, 2006, among Indalex Holdings Finance, Inc., Indalex Holding Corp., the Subsidiary Parties defined therein and U.S. Bank National Association.*
4.5

Intercreditor Agreement, dated February 2, 2006, among JPMorgan Chase Bank, N.A., U.S. Bank National Association, Indalex Holdings Finance, Inc., and each Subsidiary listed on Schedule I attached thereto.*

5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.*
5.3	Opinion of Foley & Lardner LLP.*
8.1	Opinion of Kirkland & Ellis LLP regarding federal income tax consequences.*
10.1

Credit Agreement, dated as of February 2, 2006, among Indalex Holdings Finance, Inc., Indalex Holding Corp., 6461948 CANADA INC., the other subsidiaries of Indalex Holding Corp. party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

10.2	Management Services Agreement, dated as of February 2, 2006, by and among Indalex Holding Corp., Indalex Limited and Sun Capital Partners Management III, LP.*
10.3

Stockholders Agreement, dated as of February 2, 2006, by and among Sun Indalex, LLC, each person whose name appears on the signature page thereto under the heading “Minority Stockholders” or who otherwise becomes a party thereto and Indalex Holdings Finance, Inc.*

10.4

Registration Agreement, dated as of February 2, 2006, by and among Indalex Holdings Finance, Inc., Sun Indalex, LLC and each person whose name appears on the signature pages attached thereto or who otherwise becomes a party thereto.*

10.5	Securities Purchase Agreement, dated as of February 2, 2006, by and between Indalex Holdings Finance, Inc. and Sun Indalex, LLC.*
10.6

Securities Purchase Agreement, dated as of February 2, 2006, by and among Indalex Holdings Finance, Inc. and each person whose name appears on the signature page thereto under the heading “Purchasers”.*

10.7

Securities Purchase Agreement, dated as of May 8, 2006, by and among Indalex Holdings Finance, Inc., Indalex Co-Investment, LLC and each person whose name appears on the signature page thereto under the heading “Sellers”.*

10.8	Indalex Holdings Finance, Inc. 2006 Stock Option Plan.*
10.9	Form of Stock Option Grant Agreement for Timothy R.J. Stubbs and Michael E. Alger.*
10.10	Form of Stock Option Grant Agreement for other employees.*
10.11	Indalex Holdings Finance, Inc. 2006 Employee Stock Purchase Plan.*
10.12	Letter Agreement, dated May 31, 2006, between Timothy Stubbs and Indalex Holdings Finance, Inc.*
10.13	Letter Agreement, dated May 31, 2006, between Michael Alger and Indalex Holdings Finance, Inc.*
10.14	Termination Agreement, dated July 12, 2005, between Jerry Nies and Indalex Inc.*
10.15	Letter Agreement, dated September 11, 2006, between Charles Ulik and Indalex Holding Corp.*
10.16	Letter Agreement, dated May 8, 2006, among Sun Indalex, LLC, Indalex Co-Investment, LLC and Indalex Holdings Finance, Inc.*
10.17

Shareholders Agreement, dated June 8, 2001, between Global Applied Technologies Holdings Limited (now known as Asia Aluminum Holdings Limited), Indalex UK Limited, Indalex, Inc., and China Aluminum Group Holdings (BVI) Limited (now known as Asia Aluminum Group Limited) (English Translation).*

10.18

Stock Purchase Agreement, dated April 25, 2001, between Indalex UK Limited, Global Applied Technologies Holdings Limited (now known as Asia Aluminum Holdings Limited) and Indalex, Inc. (English Translation)*

10.19	Supply Agreement, dated April 29, 2004, between Indalex, Inc. and Asia Aluminum Group Limited.*
10.20	Letter Agreement, dated September 11, 2006, between Dale Tabinowski and Indalex Holding Corp.*
10.21	2006 Company Bonus Program.*
10.22	2006 Bonus Plan for Timothy R. J. Stubbs and Michael E. Alger.*
12.1	Computation of ratio of earnings to fixed charges.*
21.1	Subsidiaries of Indalex Holdings Finance, Inc.*
23.1	Consent of Crowe Chizek and Company LLC.*
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of Ernst & Young.*
23.4	Consent of Ernst & Young.*

23.5	Consent of Kirkland & Ellis LLP (included in Exhibits 5.1 and 8.1).
23.6	Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (included in Exhibit 5.2).*
23.7	Consent of Foley & Lardner LLP (included in Exhibit 5.3).*
24.1	Power of Attorney (included on the signature pages ).*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Tender Instructions.*
99.3	Form of Notice of Guaranteed Delivery.*

      *Previously filed.